Exhibit 99.1

Tallgrass Energy Partners Announces Strategic Acquisitions and Organic Growth Projects
LEAWOOD, Kan.--(BUSINESS WIRE)-- Tallgrass Energy Partners, LP (NYSE: TEP) today announced strategic acquisitions by its Terminals and Water Services businesses and several significant commercial deals that expand and strengthen its Pony Express crude oil pipeline position in the regions it serves. Since the Company’s Q1 2017 earnings call on May 2, Tallgrass Energy has now announced or completed acquisitions and growth projects of approximately $350 million.
“Today’s announcements clearly demonstrate TEP’s expansive footprint and ability to grow through strategic and accretive acquisitions as well as through organic commercial development,” said David G. Dehaemers Jr., Tallgrass Energy President and Chief Executive Officer. “These acquisitions and growth projects enable us to help our customers grow their businesses.”
Strategic Acquisitions
Tallgrass Terminals
Tallgrass Terminals, LLC (“Tallgrass Terminals”) recently acquired an additional 49 percent interest in the Deeprock Development (“Deeprock”) crude oil terminal at Cushing, Okla., increasing its total membership interest to 69 percent, for a purchase price of approximately $70 million. Deeprock is a 2.3-million-barrel crude oil storage facility in which Kinder Morgan, Inc. (11 percent) and Deeprock Energy Resources (20 percent) remain joint venture partners. Deeprock will continue to be operated by Deeprock Energy. By increasing its ownership to 69 percent, Tallgrass Terminals assumes significant strategic and commercial control over Deeprock. In conjunction with the acquisition, Tallgrass Pony Express Pipeline, LLC (“Pony Express”) signed an amended lease agreement with Deeprock, reducing its recurring lease charges by an estimated $5 million per year, beginning on July 1, 2017. Tallgrass believes the acquisition will allow it to more effectively pursue the development and growth of its potential crude oil terminal project located on 550 acres in South Cushing, by utilizing some of the existing infrastructure of Deeprock to offer many different services between the two terminals.
Water Services
Tallgrass subsidiary BNN Water Solutions, LLC (“BNN”) recently acquired a 63 percent interest in an entity that owns freshwater facilities in Weld County, Colo., for $7 million, with a commitment to invest up to an additional approximately $10.5 million in the system over the next few months. We believe these facilities will allow BNN to better serve existing and potential new producer customers in the region.
Organic Growth Projects
Successful Pony Express Platteville Extension Open Season
Pony Express recently held a binding open season to secure committed shipper contracts for crude oil transportation of a new common stream on the proposed extension of Pony Express from Tallgrass Terminals’s Buckingham receipt point to a new origin near Platteville, Colo. Pony Express received new short-haul and long-haul binding transportation commitments totaling approximately 30,000 barrels per day from multiple counterparties to support the construction of the Platteville Extension. In conjunction with Pony Express's development of the Platteville Extension, Tallgrass Terminals will upgrade the Buckingham terminal and build a new terminal in Platteville. The approximately 55-mile extension of Pony Express is expected to begin operations in Q2 2018. Tallgrass Terminals is also moving forward with the development of the new Grasslands Terminal in Platteville, which is expected to be complete in Q4 2018, and will enable Pony Express to batch multiple common streams out of Platteville. Once the Grasslands Terminal is complete, the Platteville Extension is expected to have a capacity of approximately 80,000 barrels per day. The Platteville Extension and Grasslands Terminal, when complete, will provide Pony Express’s shippers and refinery markets with the interconnectivity to source the abundant pipeline-gathered barrels available in the most active drilling region of the DJ basin.

New Pony Express Refinery Connections
Pony Express signed an agreement with CHS, Inc. to connect the 100,000 barrels per day CHS McPherson, Kan., refinery to Pony Express’s mainline. Pony Express has agreed to build connection facilities designed to supply the refinery with multiple common streams of crude oil. Completion of the facilities is expected by the end of the year.
In addition to the CHS connection, construction is progressing on the Holly Frontier El Dorado refinery connection facilities, with completion expected in Q4 2017.
Upon completion of the two new refinery connections, shippers on Pony Express will be able to deliver more than 300,000 barrels per day to three significant refineries directly connected to Pony Express, inclusive of the refinery in Ponca City, Okla. that is already connected to Pony Express.
New Pony Express Supply Connection
Tallgrass Terminals has a signed, 10-year take-or-pay agreement from a new customer to support the construction of a new terminal in the Central Kansas Uplift. Pony Express, in turn, will establish a new supply connection at the new Kansas terminal and another new common stream of crude oil on its mainline. Tallgrass Terminals will build terminaling facilities designed to receive Kansas crude oil production with delivery capabilities in excess of 20,000 barrels per day into the Pony Express mainline. Completion of the facilities is expected in Q1 2018.
Upon completion of these projects, Pony Express will have six different supply sources and five different streams of crude oil capable of being batched on the system.
Pony Express and Tallgrass Terminals expect to invest approximately $145 million in total capital for the construction of the Platteville Extension, Grasslands Terminal, upgrades to the Buckingham Terminal, the CHS and Holly Frontier El Dorado refinery connections and the new Kansas terminal and Pony Express receipt point.
“We believe all of this work further positions Pony Express as the most diverse and capable crude oil transportation and logistics system in the regions in which it operates,” said Matt Sheehy, Tallgrass Energy Chief Commercial Officer. “Diversity of supply and delivery points, multiple batch shipment capability, readily available expansion capacity and an attractive tariff rate solidify Pony Express as a critical part of the country’s crude oil midstream infrastructure that will be utilized for decades to come.”
Growing 2017 Acquisition and Growth Capital Program
In addition to the approximately $350 million in acquisitions and growth projects announced or completed since May 2, 2017, Tallgrass is evaluating and developing an additional $200 million in potential projects and acquisitions that could be announced later this year.
Second Quarter 2017 Conference Call
Tallgrass Energy plans to report second quarter 2017 financial results on Wednesday, Aug. 2, 2017, after market close and hold a conference call at 3:30 p.m. Central Time that same day. Tallgrass Energy expects to provide additional details on these and other developments during the conference call on Aug. 2.
About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the ability of TEP and its subsidiaries to design, construct and build a crude oil terminal located in South Cushing, Okla., whether the Platteville Extension, the Grasslands Terminal facility, the connection to CHS, Inc.'s refinery, the connection to Holly Frontier's El Dorado facility or the terminal facilities to receive Kansas crude oil production will be constructed on time, on budget, or at all and, if constructed, the capacity of such projects, the extent to which Pony Express will be utilized in future years, and whether TEP and its subsidiaries will be able to complete any additional acquisitions or expenditures later this year or at all. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contacts

Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com